Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Relations		Media
Contact:	Todd Mills	Carmen Duarte
Phone:	781.332.7442	781.332.7268
Email:	ir@onebeacon.com	cduarte@onebeacon.com
Web site:	www.onebeacon.com

ONEBEACON REPORTS $12.30

BOOK VALUE PER SHARE

HAMILTON, Bermuda (May 1, 2009) – OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported book value per share of $12.30, an increase of 3.0% for the first quarter, including dividends.

Mike Miller, CEO of OneBeacon said, “We were pleased with our strong start to the year, with a 3% increase in our book value per share. Investment results have stabilized with a positive 0.5% total return. Underwriting results were strong, with a 94% combined ratio, an especially good result in a first quarter affected by severe winter weather conditions. OneBeacon’s capital adequacy remains strong and is supportive of our business. We have continued to reduce our equity and natural catastrophe exposures during the quarter.”

Continued Miller, “Our Specialty Lines continue to drive our premium growth. We continue to act in a balanced way in the more competitive Commercial and Personal Lines businesses. Expect us to emphasize underwriting discipline and capital preservation.”

First quarter comprehensive net income was $33.9 million, net income was $32.8 million, and operating income was $36.6 million or $0.38 per share.  Operating income is a non-GAAP financial measure which is explained later in this release.

Insurance Operations

The first quarter GAAP combined ratio was 93.6% as compared to 100.1% for the first quarter of 2008. The improvement was driven primarily by lower catastrophe and non-catastrophe current accident year losses. Both combined ratios included three points of net favorable loss reserve development. The 2009 results included favorable loss reserve development in both Specialty Lines and Commercial Lines, which more than offset adverse loss reserve development in Personal Lines primarily related to personal injury protection litigation at AutoOne Insurance, our New York limited assigned distribution (LAD) business.

Net written premiums were $469 million for the first quarter, as compared to $426 million for the first three months of 2008. This 10.3% increase was driven by 61.1% premium growth in Specialty Lines. Net written premiums declined by 6.4% for Commercial Lines and 9.0% for Personal Lines for the quarter. Specialty Lines’ growth included the collector car and boat business written through the Hagerty Insurance Agency, and entertainment, sports and leisure business written through Entertainment Brokers International Insurance Services, that OneBeacon began writing in the second and third quarters of 2008, respectively. Other Specialty Lines including OneBeacon Professional Partners, Specialty Accident and Health, and OneBeacon Government Risks also reported premium growth for the quarter.

Consolidated Investment Results

The first quarter total return on invested assets was 0.5%, compared to 0.0% for the first quarter of 2008. OneBeacon’s first quarter 2009 investment results included net realized and unrealized investment losses of $6 million and net investment income of $22 million. This compared to net realized and unrealized investment losses of $55 million and net investment income of $50 million for the first quarter of 2008. Net investment income for the first quarter of 2009 was adversely impacted by a negative $7 million inflation adjustment related to our inflation indexed treasury securities, compared with a positive adjustment of $3 million in the prior year.  Net investment income for the first quarter of 2008 included $4 million related to assets held in trust to economically defease OneBeacon’s mandatorily redeemable preferred stock.

Company to Host Webcast

OneBeacon will host its first quarter 2009 Webcast for analysts and investors at 10:00 a.m. ET on Friday, May 1. A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement are available on the company’s Web site: www.onebeacon.com. An audio playback of the teleconference will be available on the Web site shortly following the Webcast.

About OneBeacon: OneBeacon Insurance Group’s underwriting companies offer a range of specialty and segmented commercial and personal insurance products sold through select independent agents, regional and national brokers, and wholesalers.  As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance businesses are national in scope, while commercial lines business is produced in select territories throughout the United States. Personal lines business is concentrated in the Northeastern United States.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
Assets
Investment securities, at fair value:
Fixed maturity investments	$2,479.5	$2,134.8	$2,583.0
Common equity securities	103.3	276.7	833.0
Convertible bonds	206.2	241.2	360.2
Short-term investments	802.5	962.2	425.4
Held-to-maturity investments:
Fixed maturity investments	—	—	302.0
Short-term investments	—	—	7.2
Other investments	189.3	196.6	338.8

Total investments	3,780.8	3,811.5	4,849.6
Cash	52.7	53.0	43.9
Reinsurance recoverable on unpaid losses	2,440.9	2,503.3	2,601.3
Reinsurance recoverable on paid losses	19.8	21.7	20.5
Premiums receivable	520.1	527.6	523.4
Securities lending collateral (1)	—	100.7	315.4
Deferred acquisition costs	217.4	225.5	191.4
Ceded unearned premiums	68.7	66.5	78.9
Accrued investment income	25.1	25.7	26.2
Accounts receivable on unsettled investment sales	12.4	49.0	15.1
Other assets	542.5	556.3	325.9

Total assets	$7,680.4	$7,940.8	$8,991.6

Liabilities
Loss and loss adjustment expense reserves	$4,211.2	$4,294.0	$4,460.4
Unearned premiums	1,072.0	1,088.2	986.9
Debt	719.1	731.9	755.8
Securities lending payable	48.6	107.7	315.4
Preferred stock subject to mandatory redemption (redemption value $—, $— and $300.0)	—	—	288.9
Ceded reinsurance payable	63.5	70.5	108.8
Accounts payable on unsettled investment purchases	1.9	6.8	36.5
Other liabilities	375.4	469.4	403.0

Total liabilities	6,491.7	6,768.5	7,355.7

Shareholders’ equity and noncontrolling interests

OneBeacon’s shareholders’ equity:
Common shares and paid-in surplus	1,017.0	1,016.7	1,031.9
Retained earnings	176.2	163.4	581.8
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses	(0.6)	(0.6)	(0.3)
Other comprehensive loss items	(23.3)	(24.4)	(0.4)

Total OneBeacon’s shareholders’ equity	1,169.3	1,155.1	1,613.0

Total noncontrolling interests	19.4	17.2	22.9
Total OneBeacon’s shareholders’ equity and noncontrolling interests	1,188.7	1,172.3	1,635.9

Total liabilities, OneBeacon’s shareholders’ equity and noncontrolling interests	$7,680.4	$7,940.8	$8,991.6

(1)           In February 2009, the Company amended its securities lending program, giving it more control over the assets held in the securities lending collateral account. Accordingly, at March 31, 2009, these assets are included within the Company’s investments.

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Earned premiums	$487.8	$455.3
Net investment income	21.9	50.1
Net realized and unrealized investment losses	(5.9)	(55.4)
Net other revenues	9.4	3.6

Total revenues	513.2	453.6
Expenses:
Loss and loss adjustment expenses	288.0	300.9
Policy acquisition expenses	95.9	84.7
Other underwriting expenses	72.7	70.1
General and administrative expenses	5.5	2.9
Accretion of fair value adjustment to loss and loss adjustment expense reserves	1.4	3.0
Interest expense on debt	10.9	11.5
Interest expense - dividends on preferred stock subject to mandatory redemption	—	7.1
Interest expense - accretion on preferred stock subject to mandatory redemption	—	10.5

Total expenses	474.4	490.7

Pre-tax income (loss)	38.8	(37.1)

Income tax (expense) benefit	(5.5)	13.9

Net income (loss) including noncontrolling interests	33.3	(23.2)

Less: Net income attributable to noncontrolling interests	(0.5)	(1.1)

Net income (loss) attributable to OneBeacon’s shareholders	32.8	(24.3)

Change in other comprehensive income and loss items	1.1	(1.2)

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$33.9	$(25.5)

Earnings (loss) per share attributable to OneBeacon’s shareholders - basic and diluted
Net income (loss) attributable to OneBeacon’s shareholders	$0.34	$(0.25)
Weighted average number of shares outstanding (1)	95.1	97.6

(1)                        Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT STATEMENTS OF OPERATIONS

($ in millions)

(Unaudited)

For the Three Months Ended March 31, 2009

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$487.8	$—	$487.8
Net investment income	21.6	0.3	21.9
Net realized and unrealized investment losses	(5.9)	—	(5.9)
Net other revenues	7.3	2.1	9.4

Total revenues	510.8	2.4	513.2

Expenses:
Loss and loss adjustment expenses	288.0	—	288.0
Policy acquisition expenses	95.9	—	95.9
Other underwriting expenses	72.7	—	72.7
General and administrative expenses	4.0	1.5	5.5
Accretion of fair value adjustment to loss and LAE reserves	—	1.4	1.4
Interest expense on debt	0.8	10.1	10.9
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	—

Total expenses	461.4	13.0	474.4

Pre-tax income (loss) (1)	$49.4	$(10.6)	$38.8

For the Three Months Ended March 31, 2008

	Insurance
	Operations	Other	Total
Revenues:
Earned premiums	$455.3	$—	$455.3
Net investment income	43.1	7.0	50.1
Net realized and unrealized investment losses	(52.7)	(2.7)	(55.4)
Net other revenues (expenses)	4.0	(0.4)	3.6

Total revenues	449.7	3.9	453.6

Expenses:
Loss and loss adjustment expenses	300.9	—	300.9
Policy acquisition expenses	84.7	—	84.7
Other underwriting expenses	70.1	—	70.1
General and administrative expenses	0.6	2.3	2.9
Accretion of fair value adjustment to loss and LAE reserves	—	3.0	3.0
Interest expense on debt	1.0	10.5	11.5
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	17.6	17.6

Total expenses	457.3	33.4	490.7

Pre-tax loss (1)	$(7.6)	$(29.5)	$(37.1)

(1)                        Includes income from noncontrolling interests.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF RATIOS AND PREMIUMS

($ in millions)

(Unaudited)

Three Months Ended March 31, 2009

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	31.3%	58.1%	89.4%	59.0%
Expense	39.3%	36.9%	27.7%	34.6%
Total GAAP combined	70.6%	95.0%	117.1%	93.6%
Dollars in millions
Net written premiums	$178.7	$158.9	$131.7	$469.4
Earned premiums	$162.7	$174.8	$150.2	$487.8

Three Months Ended March 31, 2008

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (1)
Ratios
Loss and loss adjustment expenses	55.3%	72.3%	64.9%	66.1%
Expense	31.9%	38.0%	30.8%	34.0%
Total GAAP combined	87.2%	110.3%	95.7%	100.1%
Dollars in millions
Net written premiums	$110.9	$169.7	$144.7	$425.7
Earned premiums	$110.4	$181.0	$163.6	$455.3

(1)                        Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE

(in millions, except per share amounts)

(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
Numerator
OneBeacon’s shareholders’ equity	$1,169.3	$1,155.1	$1,613.0
Remaining adjustment of subsidiary preferred stock to face value	—	—	(11.1)
Adjusted OneBeacon’s shareholders’ equity (1)	$1,169.3	$1,155.1	$1,601.9

Denominator
Common shares outstanding (2)	95.1	95.1	96.0

Book value per share	$12.30	$12.15	$16.80

Adjusted book value per share (1)	$12.30	$12.15	$16.69

Change in book value per share, including dividends, in the quarter (3)	3.0%

Change in adjusted book value per share, including dividends, in the last twelve months (4)	-21.3%

(1)               Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

(2)               Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

(3)               Includes a quarterly dividend of $0.21 per share paid in March 2009.

(4)               Includes quarterly dividends of $0.84 per share (a quarterly dividend of $0.21 per share).

ONEBEACON INSURANCE GROUP, LTD.

COMPREHENSIVE NET INCOME (LOSS), NET INCOME (LOSS) AND OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2009	2008	2009

Comprehensive net income (loss) attributable to OneBeacon’s shareholders	$33.9	$(25.5)	$(348.8)
Adjusting items (1)	—	15.2	14.2
Adjusted comprehensive net income (loss) (2)	$33.9	$(10.3)	$(334.6)

Net income (loss) attributable to OneBeacon’s shareholders	$32.8	$(24.3)	$(325.6)
Adjusting items (1)	—	15.2	14.2
Adjusted net income (loss) (2)	$32.8	$(9.1)	$(311.4)

Weighted average common shares outstanding (3)	95.1	97.6	95.3

Net income (loss) attributable to OneBeacon’s shareholders per share	$0.34	$(0.25)	$(3.42)

Adjusted net income (loss) per share (2)	$0.34	$(0.09)	$(3.27)

Net income (loss) attributable to OneBeacon’s shareholders	$32.8	$(24.3)	$(325.6)
Less:
Net realized and unrealized investment losses	5.9	55.4	714.1
Tax effect on net realized and unrealized investment losses	(2.1)	(19.4)	(249.9)
Operating income (2)	$36.6	$11.7	$138.6
Adjusting items (1)	—	15.2	14.2
Adjusted operating income (2)	$36.6	$26.9	$152.8

Weighted average common shares outstanding (3)	95.1	97.6	95.3

Operating income per share (2)	$0.38	$0.12	$1.45

Adjusted operating income per share (2)	$0.38	$0.28	$1.60

(1) Adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock, which was redeemed in May 2008, as illustrated below.

Adjusting items:
Dividends on preferred stock	$—	$7.1	$4.7
Accretion on preferred stock	—	10.5	11.1
Earnings on defeasance, net of tax	—	(2.4)	(1.6)
Total adjusting items	$—	$15.2	$14.2

(2)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

(3)          Includes the impact of repurchases of Class A common shares made through the Company’s share repurchase program which commenced in the third quarter of 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
March 31, 2009
Numerator:
[A] Adjusted comprehensive net loss (1)	$(334.6)

[B] Adjusted operating income (1)	$152.8

	As of	As of
	March 31, 2009	March 31, 2008	Average
Denominator:
OneBeacon’s shareholders’ equity	$1,169.3	$1,613.0	$1,391.2

Less: Remaining adjustment of subsidiary preferred stock to face value	—	(11.1)

[C] Adjusted OneBeacon’s shareholders’ equity (1)	$1,169.3	$1,601.9	$1,385.6

Less:
AOCI/L at January 1, 2008	(181.1)	(181.1)
Change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008, after tax (3)	314.6	—
Change in OCI/L during the period excluding the adjustment to adopt SFAS 159, after tax	(1.1)	1.2
Change in net unrealized investment gains and losses (2)	(50.4)	59.1
Tax effect on change in net unrealized investment gains and losses	17.6	(20.7)

[D] Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L (1)	$1,268.9	$1,460.4	$1,364.6

Returns (1):
Adjusted comprehensive return on average adjusted OneBeacon’s shareholders’ equity [ A / C ]			-24.1%

Adjusted operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after tax, and AOCI/L [ B / D ]			11.2%

(1)   Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

(2)   Change in net unrealized investment gains and losses is a component of net realized and unrealized investment losses as presented in the Company’s Statements of Operations and Comprehensive Income (Loss)

(3)   The components of the change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008 are as illustrated below:

Change in OCI/L during the year ended December 31, 2008 excluding the adjustment to adopt SFAS 159, after tax	$25.5
Change in net unrealized investment gains and losses during the year ended December 31, 2008 (2)	444.7
Tax effect on change in net unrealized investment gains and losses (2)	(155.6)
$314.6

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impact of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that was redeemed in June 2007 and $300 million of preferred stock that was redeemed in May 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per share to adjusted book value per share is included on page 9.

Adjusted comprehensive net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income (loss) attributable to OneBeacon’s shareholders to adjusted comprehensive net (loss) income is included on page 10.

Adjusted net income (loss) is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from net income (loss) attributable to OneBeacon’s shareholders, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted net income (loss) is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 10.

Adjusted net income (loss) per share is calculated by dividing adjusted net income (loss) (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted net income (loss) per share is a useful supplement to understanding the Company’s earnings and profitability.  As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted net income (loss) is included on page 10. The calculation of adjusted net income (loss) per share is also included on page 10.

Operating income is a non-GAAP financial measure that excludes net realized and unrealized investment gains or losses and the related tax effects from net income (loss) attributable to OneBeacon’s shareholders.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income (loss) attributable to OneBeacon’s shareholders, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that realized and unrealized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to operating income is included on page 10.

Adjusted operating income is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 10.

Adjusted operating income per share is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) by the weighted average number of common shares outstanding.  OneBeacon believes that adjusted operating income per share is a useful supplement to understanding the Company’s earnings and profitability.  Net income (loss) attributable to OneBeacon’s shareholders per share is the most directly comparable GAAP measure.  As described above, the reconciliation of net income (loss) attributable to OneBeacon’s shareholders to adjusted operating income is included on page 10. The calculation of adjusted operating income per share is also included on page 10.

Adjusted OneBeacon’s shareholders’ equity, which is used in calculating adjusted book value per common share (a non-GAAP financial measure described above) and the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of OneBeacon’s shareholders’ equity to adjusted OneBeacon’s shareholders’ equity is included on page 9 and page 11.

Adjusted comprehensive return on average adjusted OneBeacon’s shareholders’ equity is calculated by dividing adjusted comprehensive net income (loss) (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted OneBeacon’s shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted OneBeacon’s shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted OneBeacon’s shareholders’ equity is included on page 11.

Adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and accumulated other comprehensive income/loss (AOCI/L), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock, the change in other comprehensive income/loss (OCI/L) and net unrealized investment gains and losses recognized during the year ended December 31, 2008 and the three month periods ended March 31, 2009 and 2008, respectively, after-tax, the change in net unrealized investment gains and losses, after-tax, and AOCI/L from OneBeacon’s shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and other non-owner sources of equity and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures. The reconciliation of OneBeacon’s shareholders’ equity, the most closely comparable GAAP measure, to adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 11.

Adjusted operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average OneBeacon’s shareholders’ equity excluding the change in OCI/L and net unrealized investment gains and losses recognized during the year ended December 31, 2008 and the three month periods ended March 31, 2009 and 2008, respectively, after-tax, the change in net unrealized investment gains and losses, after-tax, and AOCI/L is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average adjusted OneBeacon’s shareholders’ equity excluding change in net unrealized investment gains and losses, after-tax, and AOCI/L is included on page 11.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•                  change in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, fires, explosions, terrorist attacks or severe winter weather;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2008 filed February 27, 2009.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.